 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2016
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 1, 2016, Roy Bagattini will assume the role of Executive Vice President and President of Levi Strauss Americas for Levi Strauss & Co. (the “Company”). Until such time, Mr. Bagattini will continue in his role as the Company’s Executive Vice President and President, Asia, Middle East and Africa.
In connection with Mr. Bagattini’s new role and his move from Singapore to the United States, he will receive (i) a one-time $1,000,000 transition payment to assist with his relocation to the United States, to be paid within 30 days of June 1, 2016, (ii) relocation benefits under the Company’s relocation program which applies to all employees, and (iii) tax equalization covering his Company compensation for the 2016 and 2017 United States tax years. In addition, Mr. Bagattini will receive a special one-time grant of Stock Appreciation Rights (“SARs”) under the Company’s Equity Incentive Plan with a grant date value of $1,750,000, subject to approval by the Company’s Board of Directors in July 2016. A description of the SARs granted to the Company’s executive officers can be found in the Compensation Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2015. The other components of Mr. Bagattini’s compensation arrangement with the Company remain substantially unchanged.
This description of Mr. Bagattini’s offer is qualified in its entirety by the text of Mr. Bagattini’s offer letter with the Company, effective as of May 2, 2016, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Agreement with Roy Bagattini, effective as of May 2, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	May 6, 2016	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement with Roy Bagattini, effective as of May 2, 2016.